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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in Amendment No. 1 to Registration Statement No. 333-74087 of World Color Press, Inc. on Form S-4 of our reports dated February 4, 1998, included and incorporated by reference in the Annual Report on Form 10-K of World Color Press, Inc. for the year ended December 28, 1997, and to the use of our report dated February 4, 1998, appearing in this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New York, New York
March 17, 1999